UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2022
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	NASDAQ Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c), (e) On September 19, 2022, LKQ Corporation (the "Company") announced that Varun Laroyia, Executive Vice President and Chief Financial Officer, has been appointed as Chief Executive Officer and Managing Director of LKQ Europe. Mr. Laroyia succeeds Arnd Franz, who is leaving the Company to join Mahle Group as its Chief Executive Officer. The Company also announced that Rick Galloway, Chief Financial Officer of LKQ’s Wholesale - North America and Self Service segments, has been appointed as LKQ’s Senior Vice President and Chief Financial Officer. These changes became effective on September 15, 2022.
The information required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K with respect to Mr. Laroyia is included in Part III, Item 10 of our Annual Report on Form 10-K filed with the SEC on February 25, 2022, and such information is incorporated herein by reference. Mr. Galloway, 43, has served as Chief Financial Officer of LKQ’s Wholesale - North America and Self Service segments since 2019. Prior to joining LKQ, Mr. Galloway held various positions at Alcoa Corporation from 2010 to 2019, including Chief Financial Officer of Alcoa’s Engineered Products and Solutions division, a business that consisted of 97 manufacturing facilities across the globe. Mr. Galloway began his career in public accounting with Grant Thornton as an auditor with clients in various industries, including manufacturing, oil and gas, non-profit, and government.
In connection with the appointment to his new position, Mr. Laroyia received a grant of restricted stock units ("RSUs") with a value of $1,750,000. He will also receive certain other benefits, including tax equalization, relocation assistance, a housing allowance and company vehicle.
In connection with his appointment, Mr. Galloway’s annual salary was increased to $575,000, he received an RSU grant with a value of $90,000, he received performance-based RSUs with values, at target, of $110,000 for the 2021-2023 performance period and $220,000 for the 2022-2024 performance period, and the terms of his participation in the Company’s bonus plan were adjusted to minimum, target and maximum potential 2022 bonus payout percentages of 20/40/80 (multiplied by base salary prior to September 15, 2022) on the North America Wholesale bonus plan for the portion of the calendar year prior to September 15, 2022 and percentages of 30/60/120 (applied to base salary after September 15, 2022) on the Global bonus plan for the portion of the calendar year after September 15, 2022.
On September 14, 2022, the Company and Mr. Franz entered into a Termination Agreement (the “TA”) providing for the termination of Mr. Franz’s Services Agreement and employment relationship with the Company. The TA provides that Mr. Franz will receive his base salary through October 31, 2022, and that he will receive a pro rata annual bonus. Mr. Franz is obligated under the TA to abide by certain restrictive covenants.
Copies of an offer letter to Mr. Laroyia describing the compensation and other terms relating to his new position (the “Laroyia Offer”), a memorandum describing Mr. Galloway’s compensation changes (the “Galloway Memo”) and the TA are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and are incorporated herein by reference. The description of the terms of Mr. Laroyia’s employment, Mr. Galloway’s compensation changes, and of the TA in this report are summaries only, do not purport to be complete, and are qualified in their entirety by the terms of the Laroyia Offer, the Galloway Memo and the TA, respectively. A copy of the press release relating to this matter is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Offer Letter dated as of September 14, 2022 from Dominick Zarcone to Varun Laroyia.
10.2	Memorandum dated as of September 14, 2022 from Dominick Zarcone to Rick Galloway.
10.3	Termination Agreement dated as of September 14, 2022 between LKQ Europe GMBH and Arnd Franz.
99.1	LKQ Corporation Press Release dated September 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 20, 2022

LKQ CORPORATION

By:	/s/ Matthew J. McKay
Matthew J. McKay
Senior Vice President and General Counsel